UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2005
WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor
New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Section 2 Financial Information

Item 2.02	Results of Operations and Financial Condition.
     On December 8, 2005, Westwood One, Inc. (the “Company”) issued a press release updating its financial guidance for the fourth quarter 2005. A copy of such press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.
Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b)    On December 8, 2005, Shane Coppola resigned from his position as President and Chief Executive Officer of the Company and as a director of the Company, effective on such date. Commencing on such date and continuing through June 30, 2007, Mr. Coppola will serve as a consultant to the Company. In exchange for such consulting services: (i) Mr. Coppola will receive 45,000 restricted stock units (“RSUs”) of the Company pursuant to the Company’s 2005 Equity Compensation Plan; and (ii) all stock options held by Mr. Coppola on December 8, 2005 shall continue to vest in accordance with their current terms through and including June 30, 2007. Mr. Coppola also has agreed that during such consulting period, he will not engage or participate in any business competitive with the Company. Subject to certain conditions, including Mr. Coppola’s material compliance with his consulting agreement, 25,000 RSUs will vest on December 31, 2006 and the remaining 20,000 RSUs will vest on June 30, 2007. Notwithstanding the foregoing, if the Company elects to terminate Mr. Coppola’s consulting agreement without cause: (i) all 45,000 RSUs will vest upon such termination; and (ii) all stock options held by Mr. Coppola on December 8, 2005 that would have vested in accordance with their terms on or prior to June 30, 2007 will immediately vest. A copy of the press release announcing Mr. Coppola’s resignation is furnished herewith as Exhibit 99.2 and is incorporated by reference herein in its entirety.
     (c)    In connection with Mr. Coppola’s resignation, Joel Hollander was appointed interim President and Chief Executive Officer effective December 8, 2005. Mr. Coppola’s services were, and Mr. Hollander’s services will be, provided by Infinity Broadcasting Corporation (“Infinity”) to the Company in accordance with Infinity’s existing agreement to manage the Company (the “Management Agreement”) and provide it with a chief executive officer. Mr. Coppola was an employee of a unit of Infinity. A copy of the Management Agreement was previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.17 to its Current Report on Form 8-K filed on June 4, 1999 and the amendment thereto was filed with the SEC as Annex A to the Company’s proxy statement on April 25, 2002.
     Mr. Hollander, 49, has served as a Class III director of the Company since September 22, 1999 and will serve as the Company’s interim President and Chief Executive Officer until Infinity and the Board of Directors (“Board”) complete their search for a permanent successor. Since January 2005, he has been the Chairman and Chief Executive Officer of Infinity, which, in addition to managing the Company as described above, is the largest holder of the Company’s common stock, holding, as of October 31, 2005, approximately 18.1% of the Company’s outstanding common shares as of October 31, 2005 through its subsidiary, Infinity Network, Inc. Prior to becoming Chairman and Chief Executive Officer of Infinity, Mr. Hollander served as President and Chief Operating Officer of Infinity from 2003 to 2005. He was the Company’s President and Chief Executive Officer from October 1998 to May 2003.
     In addition to the Management Agreement, the Company also enters into other transactions with Infinity in the normal course of business. Such transactions are more fully described in the Company’s filings with the SEC, including its proxy statement filed with the SEC on April 29, 2005 and its Annual Report on Form 10-K filed on March 16, 2005.
     (d)    On December 6, 2005, the Board appointed Class II director Albert Carnesale to serve on the Audit Committee of the Board. Mr. Carnesale also serves on the Nominating and Governance Committee of the Board.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d)      Exhibits.
     The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit

99.1	Press Release, dated December 8, 2005, updating fourth quarter 2005 financial guidance.

99.2	Press Release, dated December 8, 2005, announcing the resignation of Shane Coppola as President and Chief Executive Officer, and as a director, of the Company and the appointment of Joel Hollander as interim President and Chief Executive Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: December 12, 2005	By:	/s/ David Hillman

		Name:	David Hillman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
Current Report on Form 8-K
dated December 6, 2005
Westwood One, Inc.

Exhibit
No.	Description of Exhibit

99.1	Press Release, dated December 8, 2005, updating fourth quarter 2005 financial guidance.

99.2	Press Release, dated December 8, 2005, announcing the resignation of Shane Coppola as President and Chief Executive Officer, and as a director, of the Company and the appointment of Joel Hollander as interim President and Chief Executive Officer.